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EXHIBIT 10.1

                                LOCK-UP AGREEMENT

         THIS AGREEMENT (the "Agreement"), entered into this 14th day of December 1999, is by, between, and among Frederick R. Licht, Martin J. Burke, III, and Jay Botchman, shareholders of Ultimate Sports Entertainment, Inc. (the "Company").

                                    RECITALS:

         WHEREAS, each of the undersigned is currently a holder of shares of the Company;

         WHEREAS, the Company is proposing to file a registration statement for the offer and sale of shares of common stock of the Company to raise operating capital for the Company;

         WHEREAS, to assist the Company in raising such funds, the undersigned are willing to lock-up a percentage of their shares, subject to the terms of this Agreement;

         NOW, THEREFORE, in consideration of the mutual terms and conditions of this Agreement, the parties hereto agree as follows:

         1. For a period of one year from the effective date of the proposed registration statement to be filed by the Company with the Securities and Exchange Commission to offer and sell shares of the Company's common stock, each of the undersigned agrees that he will not sell, assign, pledge, hypothecate or transfer eighty percent (80%) of any shares held or to be held by him (whether such shares are owned by him directly or beneficially or in the name or for the benefit of any member of his family) during such one year period.

         2. This lock-up of shares shall also apply to the future issuance of any shares to the undersigned during such one year period.

         3. Notwithstanding the foregoing, any of the undersigned may make a transfer of any shares to one or more members of his immediate family, provided that the transferee shall expressly agree to be bound by the obligations of the undersigned pursuant to this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.


                                       /s/ Frederick R. Licht

                                       /s/ Martin J. Burke, III

                                       /s/ Jay Botchman